QuickLinks -- Click here to rapidly navigate through this document

EXHIBIT 10.13

AMENDMENT TO
EMPLOYMENT AGREEMENT

        WHEREAS, Breitburn Energy Company L.P. ("BECLP") and James G. Jackson (the "Executive") have entered into that certain Employment Agreement dated July 7, 2006 (the "Agreement"); and

        WHEREAS, the parties desire to amend the Agreement to provide for its adoption by Breitburn Management Company LLC ("Manageco"), Pro GP Corp. and BreitBurn GP, LLC on the effective date of the initial public offering of common units of BreitBurn Energy Partners L.P. (the "MLP") (the "IPO Date");

        NOW, THEREFORE, the Agreement is amended effective as of the IPO Date as follows:

1.
Notwithstanding anything in Section 3(b)(iii)(A) of the Agreement to the contrary, the Executive's outstanding Performance Trust Units ("PTUs") granted under the BreitBurn Energy Company L.P. Long Term Incentive Plan shall automatically and without any other action required to be taken on the part of BECLP, the MLP or the Executive be converted, effective on the IPO Date, on a 50/50 basis into (i) restricted phantom MLP units having the same economic and other terms as his existing PTUs, but which on vesting may be settled in MLP units or cash at the Executive's option, and (ii) restricted phantom BECLP units having the same economic and other terms as his existing PTUs (but without the "multiplier"), but which upon vesting may be settled in cash or vested phantom BECLP units at the Executive's option (such converted awards being the "Phantom Options").

2.
Notwithstanding anything in Section 3(a) of the Agreement to the contrary, during the Employment Period beginning on and following the IPO Date, the parties agree that the Executive shall serve as the Chief Financial Officer of each of the following entities: BECLP, Pro GP Corp. (the general partner of BECLP), the MLP, Breitburn GP, LLC (the general partner of the MLP), and Manageco. The parties intend for the provisions of this Amendment to amend Section 3(a) of the Agreement and otherwise to be construed as necessary to effectuate the foregoing intent; however, nothing herein shall operate or be construed as providing the Executive with a duplication of any compensation or benefits from the Employers. The Boards of Directors of Pro GP Corp. and Breitburn GP, LLC (or any successor in their capacity as the general partner of BECLP and the general partner of the MLP, as the case may be) and of Manageco shall use their best efforts to resolve any ambiguities or conflicts as to their respective obligations to the Executive under the Agreement as hereby amended. The cost of the Executive's compensation and benefits shall be paid by Manageco with the general partners of BECLP and the MLP reimbursing Manageco for their portion of such costs that are allocable to them on the basis of the Executive's estimated time devoted to the business of each of them or on such other basis as the Employers may mutually agree, other than the Phantom Options, the costs of which shall be reimbursed by the entity with respect to which the award is made; provided, however, that the foregoing shall not relieve BECLP, MLP or any of their respective affiliates of any liability or obligation they may have for the payment of any such amounts under the terms of the Agreement in the event of nonpayment by Manageco.

3.
From and after the IPO Date, each of BECLP, Pro GP Corp. (the general partner of BECLP), the MLP, Breitburn GP, LLC (the general partner of the MLP), and Manageco shall be deemed to be a party to the Agreement and shall be jointly and severally liable for the performance of the obligations of the "Partnership" (as such term is defined in the Agreement) thereunder.

4.
The terms and provisions set forth in this Amendment shall modify and supersede all inconsistent terms and provisions set forth in the Agreement and, except as expressly modified and superseded by this Amendment, the terms and provisions set forth in the Agreement are hereby ratified and confirmed and shall continue in full force and effect.

        Agreed to this September    , 2006, effective as of the IPO Date.

BreitBurn Management Company LLC		Executive
By:
	Name:	James G. Jackson
Title:
BreitBurn GP, LLC		BreitBurn Energy Company, LP Pro GP Corp., its general partner
By:
Name:
Title:
By:
Name:
Title:
Pro GP Corp.
By:
Name:
Title:

2

QuickLinks

AMENDMENT TO EMPLOYMENT AGREEMENT